FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITOR'S REPORT

                           BROADWAY APARTMENTS, L.P.

                               DECEMBER 31, 2003










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                           BROADWAY APARTMENTS, L.P.

                               TABLE OF CONTENTS

                                                                 PAGE

INDEPENDENT AUDITOR'S REPORT                                       3

FINANCIAL STATEMENT:

     BALANCE SHEET                                                 4

NOTES TO FINANCIAL STATEMENT                                       6

SUPPLEMENTAL INFORMATION

     INDEPENDENT AUDITOR'S REPORT ON INFORMATION
     ACCOMPANYING THE BASIC FINANCIAL STATEMENTS                  11

     STATEMENT OF INCOME                                          12

     SUPPLEMENTAL SCHEDULES                                       13


                                       2
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                       PAILET, MEUNIER and LeBLANC, L.L.P.
                          Certified Public Accountants
                            Management Consultants



                          INDEPENDENT AUDITOR'S REPORT


To the Partners
BROADWAY APARTMENTS, L.P.
Roswell, New Mexico

         We have audited the accompanying balance sheet of BROADWAY APARTMENTS, L.P., as of December 31, 2003 and the related statements of operations, changes in partners' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BROADWAY APARTMENTS, L.P. as of December 31, 2003 and the results of its operations, changes in partners' equity and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Mailet, Meunier and LeBlanc, L.L.P.
---------------------------------------

Metairie, Louisiana
June 5, 2007

             3421 N. Causeway Blvd., Suite 701. Metairie, LA 70002
                  Telephone (504) 837-0770 . Fax (504) 837-7102
                                   Member of
              IGAF Worldwide - Member Firms in Principal Cities .
                PCAOB - Public Company Accounting Oversight Board
          AICPA Centers . Center for Public Company Audit Firms (SEC)
 Governmental Audit Quality Center . Private Companies Practice Section (PCPS)


                                       3
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                           BROADWAY APARTMENTS, L.P.

                                 BALANCE SHEET

                               December 31, 2003



                                                                       2003
                                                                    -----------

                                     ASSETS

Current Assets
   Cash and Cash Equivalents (Overdraft)                            $    (1,693)
                                                                    -----------
      Total Other Assets                                                 (1,693)
                                                                    ------------
Restricted Deposits & Funded Reserves
   Replacement Reserve                                                  106,340
                                                                    -----------

                                                                        106,340
                                                                    -----------
Property and Equipment
   Land                                                                  69,455
   Building                                                           3,200,651
   Furniture & Fixtures                                                 175,318
   Accumulated Depreciation                                            (861,921)
                                                                    -----------
      Total Property and Equipment                                    2,583,503
                                                                    -----------
Other Assets
   Financing Fees - Net                                                  10,047
   Deposits                                                               3,595
                                                                    -----------
      Total Other Assets                                                 13,642
                                                                    -----------
TOTAL ASSETS                                                        $ 2,701,792
                                                                    ===========

           See accountant's report and notes to financial statements

                                       4

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BROADWAY APARTMENTS, L.P.

BALANCE SHEET

December 31, 2003


                                                                       2003
                                                                    -----------
                             LIABILITIES AND EQUITY

Current Liabilities
   Accounts Payable                                                 $    42,120
   Tenant Security Deposits                                               9,545
   Reporting Fees Payable                                                10,000
   Accrued Real Estate Taxes                                             45,291
   Accrued Interest Payable                                              83,421
   Current Portion of Long-Term Debt                                  1,212,837
                                                                    -----------
      Total Current Liabilities                                       1,403,214
                                                                    -----------
Long-Term Debt
   Mortgage Payable                                                   1,212,837
   Less Current Portion Long-Term Debt                               (1,212,837)
   Mortgage Payable - Finance Authority                                 138,171
   Accrued Interest - Deferred - Finance Authority                       19,709
   Due to Related Parties                                               212,550
   Note Payable - Due to Developer                                      226,742
                                                                    -----------
Total Long-Term Debt                                                    597,172
                                                                    -----------
Total Liabilities                                                     2,000,386

Partners' Equity                                                        701,406
                                                                    -----------
TOTAL LIABILITIES AND EQUITY                                        $ 2,701,792
                                                                    ===========

           See accountant's report and notes to financial statements

                                       5

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                           BROADWAY APARTMENTS, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 2003



NOTE A - ORGANIZATION

BROADWAY APARTMENTS, L.P. is a residential real estate property (the Property) consisting of seventy- eight rental units in seven buildings located in Hobbs, New Mexico. The property was built for the purpose of providing affordable housing to qualified individuals and families in the Hobbs community.

BROADWAY APARTMENTS, L.P. is a New Mexico limited partnership, which owns the Property. The general partner and managing general partner is Shelter Resource Corporation. WNC Housing Tax Credit Fund V, Series 3, L.P., a California limited partnership, was admitted as the sole limited partner.

The general partner and the limited partner have a 1% and 99% interest, respectively, in operating profits and losses and tax credits. Partnership cash flow after operating expenses, debt service and required reserves is distributed per the terms of the Partnership agreement in varying percentages.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Basis of Accounting
-------------------

The financial statements of the partnership are prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Eqvivalents
-------------------------

For purposes of statements of cash flows, cash and cash equivalents represent unrestricted cash and certificates of deposit with original maturities of 90 days or less. The carrying amount approximates fair value because of the short period to maturity of the instruments.

The partnership treats all non replacement reserve, escrows and security deposit funds as cash equivalents. Cash on hand, in checking and savings accounts and certificates of deposit are considered cash equivalents.


                                       6
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                           BROADWAY APARTMENTS, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 2003



NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Capitalization and Depreciation
-------------------------------

Land, buildings and improvements are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method. Buildings are depreciated over twenty-seven years using the straight line method. Improvements, equipment and furnishings are depreciated over a period ranging from three to fifteen years using the straight line method.

Income Taxes
------------

No provision or benefit for income taxes has been included in this financial statement since taxable income or loss passes through to, and is reportable by, the partners individually. The Partnership is eligible to receive low income tax credits as provided by Section 42 of the Internal Revenue Code.

NOTE C - ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE D LONG-TERM DEBT

Bank of America
---------------

The Partnership had a mortgage note payable to Bank of America. The 9.52% mortgage was payable in monthly installments of $10,579, including interest, to June 1, 2034 at which time the unpaid balance was due and payable in full. The note was collateralized by all real and personal property of the Partnership.

The loan was accelerated as of August 1, 2003. All obligations outstanding under this loan have been due and payable in full since that date. Additionally, unpaid principal has been accruing interest at the Default Rate (9.52% + 3.0%) since August 1, 2003. This mortgage was refinanced in 2005.

                                       7

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                           BROADWAY APARTMENTS, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 2003



NOTE D LONG-TERM DEBT (CONTINUED)

New Mexico Mortgage Finance Authority
-------------------------------------

The Partnership has a note payable to the New Mexico Mortgage Finance Authority. The 5.3% note provides that no principal or interest payments will be due until April 20, 2012. The note is collateralized by a deed of trust on the property, which is subordinate to the Bank's first deed of trust.

Estimated principal payments due over the next five years are as follows:

         December 31, 2004    $1,212,837
                      2005        15,023
                      2006        15,977
                      2007        16,991
                      2008        18,069
            and Thereafter        72,111
                              ----------
                     Total    $1,351,008
                              ===========

NOTE E - MANAGEMENT FEES

The Partnership entered into a management agreement with Monarch Properties, Inc., Albuquerque, New Mexico, Monarch Properties, Inc. is not related in any form to any owners, either general or limited partners, of the Partnership. Management fees paid during the years ended December 31, 2003 were $5,796.

NOTE F - RELATED PARTY TRANSACTIONS

The Partnership has agreed to pay a developer fee in the amount of $439,652 to Trianon Development, the prior General Partner. As of December 31, 2003, $226,742 of this obligation had not been paid. The Partnership has agreed to pay the limited partner an annual reporting fee of $5,000 for its services in connection with the Partnership's accounting matters relating to the limited partner and assisting with preparation of required tax returns and reports. If cash flow from operations is insufficient to pay the full amount of the reporting fee, the unpaid portion accrues. As of December 31, 2003, cumulative unpaid fees under this agreement were $10,000.

                                       8
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                           BROADWAY APARTMENTS, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 2003



NOTE F - RELATED PARTY TRANSACTIONS (CONTINUED)

Due to Related Parties represents cash advances made to the partnership by the limited partner and others. Amounts do not bear interest and are to be repaid when cash flow from operations permits or upon sale of the rental property. As of December 31, 2003 $212,550 was payable to Trianon Management for operating advances.



                                        9

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                            SUPPLEMENTAL INFORMATION

                       PAILET, MEUNIER and LeBLANC, L.L.P.
                          Certified Public Accountants
                            Management Consultants




                  INDEPENDENT AUDITOR'S REPORT ON INFORMATION
                  ACCOMPANYING THE BASIC FINANCIAL STATEMENTS

To the Partners
BROADWAY APARTMENTS, L.P.

Our audit of the 2003 financial statements presented in the preceding section of this report was for the purpose of forming an opinion on such financial statements taken as a whole. The accompanying information shown on the following pages is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the 2003 basic financial statements taken as a whole.


/s/ Pailet, Meunier and LeBlanc, L.L.P.
Metairie, Louisiana
June 5, 2007



             3421 N. Causeway Blvd., Suite 701. Metairie, LA 70002
                  Telephone (504) 837-0770 . Fax (504) 837-7102
                                   Member of
              IGAF Worldwide - Member Firms in Principal Cities .
                PCAOB - Public Company Accounting Oversight Board
          AICPA Centers . Center for Public Company Audit Firms (SEC)
 Governmental Audit Quality Center . Private Companies Practice Section (PCPS)


                                       11
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                           BROADWAY APARTMENTS, L.P.

                              STATEMENT OF INCOME

                      For The Year Ended December 31, 2003


                                                                        2003

REVENUES
   Rent Revenue                                                       $ 181,969
   Laundry Revenue                                                        2,168
   NSF & Late Fee Revenue                                                   225
   Other Revenue                                                         72,152
                                                                      ---------
     Total Revenue                                                      256,514
                                                                      ---------

EXPENSES
   Administrative                                                        54,492
   Utilities                                                             55,538
   Operating and Maintenance                                             88,617
   Taxes and Insurance                                                   38,250
   Interest Expense                                                     151,804
   Depreciation                                                         134,031
   Amortization                                                             419
                                                                      ---------
     Total Expenses                                                     523,151
                                                                      ---------

Net Operating Income (Loss)                                            (266,637)
                                                                      ---------

Other Revenue (Expense)
   Entity Expense - Reporting Fees                                       (5,000)
   Entity Expense - Supplemental Management Fee                            (529)
   Interest Income                                                          519
                                                                      ---------
     Total Other Revenue (Expense)                                       (5,010)
                                                                      ---------

NET INCOME (LOSS)                                                     $(271,647)
                                                                      =========

           See accountant's report and notes to financial statements


                                       12
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                           BROADWAY APARTMENTS, L.P.

                             SUPPLEMENTAL SCHEDULES

                      For The Year Ended December 31, 2003


                                                                          2003

Administrative
   Accounting/Auditing                                                 $ (2,850)
   Management Fees                                                        5,796
   Office Expenses                                                       22,272
   Leasing Expenses                                                      11,457
   Legal & Consulting                                                     1,341
   Bad Debts Expense                                                     15,578
   Miscellaneous Expenses                                                  .898
                                                                       --------
     Total                                                             $ 54,492
                                                                       ========
Utilities
   Electricity                                                         $ 16,143
   Water and Sewer                                                       19,327
   Gas                                                                   11,795
   Garbage Removal                                                        3,787
   Other Utility Expenses                                                 4,486
                                                                       --------
     Total                                                             $ 55,538
                                                                       ========

Operating and Maintenance
   Maintenance                                                         $ 25,101
   Contract Services                                                     24,824
   Supplies                                                              35,538
   Vehicle Operation                                                      3,154
                                                                       --------
     Total                                                             $ 88,617
                                                                       ========

Taxes and Insurance
Real Estate Taxes                                                      $ 17,644
Payroll Taxes                                                             6,525
Property and Liability Insurance                                          9,572
Health Insurance/Employee Benefits                                          248
Miscellaneous Taxes & Insurance                                           4,261
                                                                       --------
Total                                                                  $ 38,250
                                                                       ========

           See accountant's report and notes to financial statements

                                       13